                                                                    EXHIBIT 3.1



                            ARTICLES OF INCORPORATION
                                       OF
                              SIMMONS FAMILY, INC


     WE, the undersigned natural persons all being of the age of twenty-one or over, acting as incorporators under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

                                    ARTICLE I

            The name of the corporation shall be Simmons Family, Inc.

                                   ARTICLE II

                    This corporation shall exist perpetually.

                                  ARTICLE III

     The purpose for which the corporation is organized is to engage in any lawful business or activity which may include, but is not limited to, engaging in the business of radio broadcasting and other related activities in regard thereto.

                                   ARTICLE IV

     The amount of the capital stock of this corporation shall be $6,250,000.00, divided into two classes of stock. The designation of each class, the number of shares of each class, the par value thereof are as follows:

                    Class     Series    Number of Shares    Par Value
                    -----     ------    ----------------    ---------

                    Preferred  None           150,000         $25.00

                    Common     None           100,000         $25.00

     The preferences, qualifications, limitations, restrictions, and the special rights in respect of each class of stock are as follows:

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                                      -2-

     PAYMENT OF DIVIDENDS.

     Each outstanding share of preferred stock and common stock shall be entitled to receive an equal share of any dividends declared and paid out of the surplus of the corporation.

     VOTING OF SHARES.

     In all matters in respect of which the stockholders of the corporation shall be entitled to vote the preferred and common shareholders shall be entitled to one vote for each share of stock outstanding in their respective names, without distinction between the classes of stock.

     DISTRIBUTION OF CORPORATION ASSETS UPON LIQUIDATION,
     DISSOLUTION, MERGER, OR CONSOLIDATION.

     Upon any liquidation, dissolution, merger, or consolidation of the corporation (whether voluntary or involuntary and whether or not the corporation shall have a surplus or earnings available for dividends), or upon any distribution of capital, or in the event of its insolvency, there shall be paid or distributed to holders of the preferred stock $25.00 per share and the amount of any declared and unpaid dividends theron, before any sum shall be paid to or any assets distributed among the holders of the common stock, all remaining assets of the corporation shall be paid to the holders of the common stock according to their respective shares.

     REDEMPTION OF PREFERRED STOCK.

     The corporation shall have the right, at its option, and in such manner and at such times as it shall determine, to retire the preferred stock, in whole or in part, at $25.00 per share.

                                   ARTICLE V

     No holder of any of the shares of the corporation shall be entitled as of right to purchase or subscribe for any unissued or treasury shares of any class, or any additional shares of any class, to be issued by reason of any increase of the authorized shares of the

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                                      -3-


corporation of any class, or any bonds, certificates of indebtedness, debentures, or other security, rights, warrants or options convertible into shares of the corporation or carrying any right to purchase any shares of any class.

                                   ARTICLE VI

     The corporation will not commence business until consideration of the value of at least One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

                                  ARTICLE VII

     The address of the corporation's initial registered office shall be 856 East Crestwood Road, Davis County, State of Utah, 84037. The corporation's initial registered agent at such address shall be W. Mack Watkins.

                                  ARTICLE VIII

     The number of directors constituting the initial Board of Directors is seven (7). The names and addresses of the persons who are to serve as directors until the first annual meeting of stock-holders or until their successors are elected and qualify are as follows:

               Roy W. Simmons           817 East Crestwood Road
                                        Kaysville, Utah 84037


               Matthew R. Simmons       1800 South Tower
                                        Penzoil Place
                                        Houston, Texas 77002


               Julia S. Watkins         856 East Crestwood Road
                                        Kaysville, Utah 84037


               W. Mack Watkins          856 East Crestwood Road
                                        Kaysvile, Utah 84037

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                                      -4-


               Laurence E. Simmons      1800 South Tower
                                        Penzoil Place
                                        Houston, Texas 77002


               Elizabeth S. Hoke        P.O. Box 287
                                        Wilson, Wyoming 83014


               Harris H. Simmons        817 East Crestwood Road
                                        Kaysville, Utah 84037


                                   ARTICLE IX


               The names and addresses of the incorporators are as follows:


               Roy W. Simmons           817 East Crestwood Road
                                        Kaysville, Utah 84037


               W. Mack Watkins          856 East Crestwood Road
                                        Kaysville, Utah 84037


               Harris H. Simmons        817 East Crestwood Road
                                        Kaysville, Utah 84037


               IN WITNESS WHEREOF, we have executed these Articles of Incorporation, in duplicate, on this 3rd day of June, 1977.




                                   /s/ Roy W. Simmons
                                   ---------------------------------
                                   Roy W. Simmons



                                   /s/ W. Mack Watkins
                                   ---------------------------------
                                   W. Mack Watkins



                                   /s/ Harris H. Simmons
                                   ---------------------------------
                                   Harris H. Simmons


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                                      -5-


STATE OF UTAH       )
                    :ss.
COUNTY OF SALT LAKE )


     I, /s/ Dorothy C. Pleshe, a Notary Public, herby certify that on the 3rd day of June, 1977, personally appeared before me, ROY W. SIMMONS, W. MACK WATKINS, and HARRIS H. SIMMONS, who being first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.



                                   /s/ Dorothy C. Pleshe
                                   ---------------------------------
                                             NOTARY PUBLIC

                                   Residing at: Salt Lake City, Utah
                                                --------------------

My Commission Expires:

4-15-81
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